Exhibit 23
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (No. 033-55307, No. 033-75676, No. 333-112501 and No. 333-156792) and on Forms S-8 (No. 033-68506, No. 333-30257, No. 333-87050, No. 333-91358, No. 333-116184, No. 333-144124 and No. 333-151253) of Whitney Holding Corporation of our report dated March 2, 2009 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
March 2, 2009